Exhibit 10.26
Directors’ Compensation Summary Sheet - 2022

	Board Members	Chairman of the Board
Annual Retainer	115,000	215,000

Committee Chairs
Audit Committee	27,500
Human Capital & Compensation Committee	22,500
Investment Committee	22,500
Nominating & Governance Committee	22,500
Risk Committee	22,500
Transaction Review Subgroup Committee Retainer	10,000
Cyber & Technology Subgroup Committee Retainer	10,000

Stock Grants ¹ ²	155,000	280,000

¹ Number of shares issued based upon FMV on date of grant.
² Chairman of the Board Stock Grant will increase to $285,000 in 2023